UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2014

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 7, 2014, HCA Holdings, Inc. issued a press release announcing a proposed public offering by its wholly owned subsidiary, HCA Inc., of $1.5 billion aggregate principal amount of senior secured notes. A copy of the press release is furnished as Exhibit 99.1 to this report.

In connection with the offering, a preliminary prospectus supplement was filed with the Securities and Exchange Commission on October 7, 2014. The preliminary prospectus supplement includes the following updated information regarding regulatory matters:

On October 1, 2014, the Texas Health and Human Services Commission (“THHSC”) issued a notice to hospitals participating in a Texas Medicaid waiver program. The waiver, from the Centers for Medicare and Medicaid Services (“CMS”), allows the state to receive federal matching Medicaid funds for certain local government/hospital affiliations. According to the notice, a review conducted by CMS identified some of these affiliations it believes may be inconsistent with the waiver. As a result of these findings, CMS notified THHSC that it is deferring the federal portion of the Medicaid payments associated with these affiliations. THHSC stated that it intends to work closely with CMS in connection with this review with the goal of resolving the matter. Because these discussions are ongoing, we are unable to estimate the financial impact that this review may have on our results of operations.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release, dated October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: October 7, 2014

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated October 7, 2014.